SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------





                                   FORM 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                      Date of Report:  October 3, 1995



                         ROBOTIC VISION SYSTEMS, INC.
             (Exact name of Registrant as specified in charter)



     Delaware                    0-8623                      11-2400145
  (State or other         (Commission File No.)            (IRS Employer
   jurisdiction of                                      Identification Number)
   incorporation)



   425 Rabro Drive East, Hauppauge, New York                   11788
   (Address of principal executive offices)                  (Zip Code)



        Registrant's telephone number, including area code:  (516) 273-9700

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Item 2.  Acquisition or Disposition of Assets.

          Registrant entered into a definitive merger agreement, dated as of April 27, 1995, as amended and restated as of July 11, 1995 (the "Merger Agreement"), with Acuity Imaging Inc., a publicly owned company located in Nashua, New Hampshire ("Acuity"), which provided that, subject to receipt of approvals from the stockholders of both Registrant and Acuity, Acuity was to become a wholly owned subsidiary of Registrant (the "Acuity Merger").
Acuity designs, develops, manufactures and supplies 2-D machine vision systems to a diversity of markets.

          The Merger Agreement provided that upon consummation of the Merger, each then outstanding share of Acuity's common stock would be converted into the right to receive, and become exchangeable for (the "Exchange Ratio"), 0.766 of a share of Registrant's Common Stock; provided, however, that if the average of the closing prices of Registrant's Common Stock on the NASDAQ-NM for the 20 trading days ending on (and including) the third trading day immediately prior to Registrant's September 19, 1995 stockholders' meeting (the "Average Closing Price") was greater than $14.50, then the Exchange Ratio would be equal to the quotient of $11.107 divided by the Average Closing Price (provided that in no event would the Exchange Ratio be less than 0.555375); and if the Average Closing Price was less than $10.00, then the Exchange Ratio would be equal to the quotient of $7.66 divided by the Average Closing Price (provided that in no event would the Exchange Ratio be more than 0.925626).

          The Merger Agreement also provided that (i) options to purchase shares of Acuity's common stock at various exercise prices would be converted at the Exchange Ratio into options to purchase shares of Registrant's Common Stock and (ii) rights under Acuity's 1994 Employee Qualified Stock Purchase Plan to purchase shares of Acuity's common stock would be converted at the Exchange Ratio into rights to purchase shares of Registrant's Common Stock.

          The Merger was approved by the stockholders of each of Registrant and Acuity on September 19, 1995 and consummated on September 20, 1995. The Exchange Ratio, computed in the manner as set forth above, was 0.581138. Based upon the Exchange Ratio, Registrant will issue 1,448,424 shares of its Common Stock to Acuity stockholders based upon 2,492,392 shares of Acuity Common Stock outstanding at the close of business on September 20, 1995.



Item 7. Financial Statements and Exhibits.


          (a)  Financial Statements of Acuity.*

               (i)       Report of Arthur Andersen LLP,
                         Independent Public Accountant, dated
                         February 13, 1995 (Page F-23);

               (ii)      Report of Deloitte & Touche LLP,
                         Independent Auditor, dated February 11,
                         1994 (Page F-24);

               (iii) Consolidated Balance Sheet as of December 31, 1994, 1993 and April 1, 1995 of
                         Acuity Imaging, Inc. and Subsidiaries
                         (Unaudited)(Page F-25);



               (iv) Consolidated Statements of Operations of Acuity Imaging, Inc. and Subsidiaries for the Years Ended December 31, 1994, 1993, and 1992 and for the Thirteen Week Periods Ended April 1, 1995 and April 2, 1994 (Unaudited)(Page F-26);

               (v) Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1994, 1993, and 1992 and for the Thirteen Week Periods Ended April 1, 1995 and April 2, 1994 (Unaudited) (Page F-27);



               (vi) Consolidated Statements of Cash Flows of Acuity Imaging, Inc. and Subsidiaries for the Years Ended December 31, 1994, 1993, and 1992 and for the Thirteen Week Periods Ended April 1, 1995 and April 2, 1994 (Unaudited) (Page F-28); and

               (vii)     Notes to the Consolidated Financial
                         Statements of Acuity Imaging, Inc. and
                         Subsidiaries (Pages F-29 through F-40).


          (b)  Pro Forma Financial Information .*

               (i) Combined Summary of Statement of Operations for the years ended September 30, 1994, 1993, and 1992 and for the Six
                         Month Periods ended March 31, 1995, 1994
                         (Page 58);

               (ii)      Pro Forma Combined Balance Sheets, as of
                         March 31, 1995 (Page 59) ;

               (iii)     Pro Forma Combined Statements of
                         Operations for the Fiscal Year Ended
                         September 30, 1994 (Page 60);

               (iv)      Pro Forma Combined Statements of
                         Operations for the Fiscal Year Ended
                         September 30, 1993 (Page 61);

               (v)       Pro Forma Combined Statements of
                         Operations for the Fiscal Year Ended
                         September 30, 1992 (Page 61);

               (vi)      Pro Forma Combined Statements of
                         Operations for the Six Months Ended March
                         31, 1995 (Page 62);

               (vii)     Pro Forma Combined Statements of
                         Operations for the Six Months Ended March
                         31, 1994 (Page 62); and

               (viii)    Notes to Unaudited Pro Forma Financial
                         Information (Page 63).


          (c)  Exhibits.*

               (i) Agreement and Plan of Merger and Reorganization dated as of April 27, 1995 as amended and restated as of July 11, 1995 by and among Robotic Vision Systems, Inc., RVSI Acquisition Corp., and Acuity
                         Imaging, Inc. (Exhibit A);




* Incorporated by reference to Registrant's definitive Proxy Statement, dated August 9, 1995, relating to the Acuity Merger (the "Proxy Statement"). The parenthetical references to page numbers or exhibit designation in Item 7 hereof relate to the applicable pages or sections of the Proxy Statement at which the relevant financial statements and notes thereto, pro forma financial statements and notes thereto or exhibits may be located.




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                                 SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 3, 1995                  ROBOTIC VISION SYSTEMS, INC.
                                              (Registrant)


                                   By:  /s/Robert H. Walker
                                        -------------------------
                                        Robert H. Walker
                                        Executive Vice President